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                                                                    Exhibit 99.1
[LETTERHEAD OF WHITTAKER]

                                 NEWS RELEASE


                Release:   November 9, 1998
                Contact:   John K. Otto
                           Chief Financial Officer
                           (805) 526-5700, ext. 662


                    WHITTAKER CORPORATION ANNOUNCES SALE OF
                         WHITTAKER PORTA BELLA PROJECT

     SIMI VALLEY, CA, NOVEMBER 6, 1998 -- Whittaker Corporation (NYSE: WKR) today announced that it has entered into a definitive agreement for the sale of its Whittaker Porta Bella Project to Porta Bella Acquisition Co., Inc., for $10,000,000 in cash, a $5,000,000 promissory note, plus a contingent interest in the Project. The closing of the sale is subject to customary closing conditions.

     Joseph F. Alibrandi, Chief Executive Officer of Whittaker Corporation said, "This sale completes our program of divesting our non-operating assets and fully focuses Whittaker on its core aerospace operations."

     Myla D. Bobrow, President of Phoenix, Arizona-based Porta Bella Acquisition Co., Inc. said, "We are delighted to have the opportunity to transform this 996-acre property into a vibrant, mixed-use master planned community service development. We look forward to using our industry knowledge in effecting solutions to the environmental and developmental aspects of the project."

                                   * * *

     Statements made herein that are not based on historical fact are "forward looking statements" within the meaning of the Private Litigation Reform Act of 1995. Actual results could differ from these forward looking statements for many reasons including failure to retain customers or to attract new customers, development of competing products, delays in developing new products and markets, and the cyclical nature of the aerospace industry.

     Whittaker Corporation develops innovative fluid control and fire safety systems for aerospace and industrial applications. For additional information on Whittaker, contact the Internet Home Page at http://www.wkr.com.

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